As filed with the Securities and Exchange Commission on September 23, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Applied Genetic Technologies Corporation

(Exact name of registrant as specified in its charter)

Delaware	59-3553710
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

14193 NW 119th Terrace

Suite 10

Alachua, Florida 32615

(Address of principal executive offices)

Applied Genetic Technologies Corporation 2013 Equity and Incentive Plan

(Full title of the plan)

Susan B. Washer

President and Chief Executive Officer

Applied Genetic Technologies Corporation

14193 NW 119th Terrace

Suite 10

Alachua, Florida 32615

(Name and address of agent for service)

(386) 462-2204

(Telephone number, including area code, of agent for service)

Copies to:

Stacie S. Aarestad, Esq.

Hemmie Chang, Esq.

Foley Hoag LLP

Seaport West

155 Seaport Boulevard

Boston, Massachusetts 02210

Telephone: (617) 832-1000

Telecopy: (617) 832-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value	1,711,766(3)	$3.27	$5,597,474.82	$610.68

1.

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the registrant’s common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the registrant’s outstanding shares of common stock.

2.

The proposed maximum offering price per share has been estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee with respect to shares reserved for future issuance based on the average of the high and low price of the registrant’s common stock as quoted on the Nasdaq Global Market on September 21, 2021.

3.

Represents 1,711,766 shares of the registrant’s common stock issuable under the Applied Genetic Technologies Corporation 2013 Equity and Incentive Plan (the “2013 Plan”) as the result of an automatic annual increase on July 1, 2021.

EXPLANATORY NOTE PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8

This Registration Statement registers additional securities of the same class as other securities for which a Registration Statement filed on Form S-8 relating to our 2013 Plan is already effective. Pursuant to Instruction E to Form S-8, we incorporate by reference into this Registration Statement the contents of the Registration Statements we filed on Form S-8 with the Securities and Exchange Commission on September 26,  2014 (File No. 333-198979), September 26,  2019 (File No. 333-233955) and September 18,  2020 (File No. 333-248900), each in its entirety and including exhibits thereto.

The number of shares of our common stock available for issuance under the 2013 Plan is subject to an automatic annual increase on each July 1st equal to the lesser of: (i) four percent (4%) of the number of shares of our common stock issued and outstanding on the immediately preceding June 30th or (ii) such lesser number of shares of our common stock as determined by our compensation committee. Accordingly, on July 1, 2021, the number of shares of our common stock reserved and available for issuance under the 2013 Plan increased by 1,711,766 shares.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit number	Description

3.1	Fifth Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 1, 2014)

3.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on April 1, 2014)

4.1	Specimen certificate evidencing shares of common stock (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (File No. 333-193309))

4.2	Applied Genetic Technologies Corporation 2013 Equity And Incentive Plan (incorporated by reference to Exhibit 10.15 to the Company’s Registration Statement on Form S-1 (File No. 333-193309))

4.3	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, event date January 28, 2021, filed with the SEC on January 29, 2021 (File No. 001-36370))

5.1	Opinion of Foley Hoag LLP. Filed herewith.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm. Filed herewith.

23.2	Consent of Foley Hoag LLP (included in Exhibit 5.1). Filed herewith.

24.1	Power of attorney (included on signature page of this Registration Statement). Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Alachua, Florida, as of September 23, 2021.

APPLIED GENETIC TECHNOLOGIES CORPORATION

By:	/s/ Susan B. Washer
Susan B. Washer
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Susan B. Washer as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute or substitutes thereof, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Susan B. Washer Susan B. Washer	Chief Executive Officer, President and Director (Principal Executive Officer)	September 23, 2021

/s/ Jonathan I. Lieber Jonathan I. Lieber	Chief Financial Officer (Principal Financial Officer)	September 23, 2021

/s/ Gerald A. Reynolds Gerald A. Reynolds	Chief Accounting Officer (Principal Accounting Officer)	September 23, 2021

/s/ Scott Koenig Scott Koenig	Director	September 23, 2021

/s/ William Aliski William Aliski	Director	September 23, 2021

/s/ Ed Hurwitz Ed Hurwitz	Director	September 23, 2021

/s/ Ivana Magovcevic-Liebisch Ivana Magovcevic-Liebisch	Director	September 23, 2021

/s/ Anne VanLent Anne VanLent	Director	September 23, 2021

/s/ James Rosen James Rosen	Director	September 23, 2021

/s/ Yehia Hashad Yehia Hashad	Director	September 23, 2021